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                                                                   Exhibit 10(f)

                      AGREEMENT AND PLAN OF REORGANIZATION
                      ------------------------------------


     This Agreement and Plan of Reorganization (the "Agreement") dated as of the 3rd day of July, 1997, is made by and among GOLD BANC CORPORATION, INC., a Kansas corporation ("Gold"), GOLD BANC ACQUISITION CORPORATION, INC., a Kansas corporation ("Sub") and PEOPLES BANCSHARES, INC., a Kansas corporation ("Company").

     WITNESSETH:

     WHEREAS, the Boards of Directors of Gold, Sub and Company have approved and deem it advisable and in the best interests of their respective companies and shareholders that Gold and Company become affiliated through the merger of Company with and into Sub in the manner hereinafter set forth (the "Merger" or the "Company Merger"); and

     WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereby agree as follows:

                                   ARTICLE I
                               THE COMPANY MERGER
                               ------------------

     1.1 The Company Merger. Upon the terms and subject to the conditions of this Agreement at the Effective Time (as hereinafter defined), Company shall be merged with and into Sub and the separate existence and corporate organization of Company shall thereupon cease and Sub and Company shall thereupon be a single corporation. Sub shall be the surviving corporation in the Merger and the separate corporate existence of Sub shall continue unaffected and unimpaired by the Merger.

     1.2 Effective Time of the Company Merger. On the Closing Date (as hereinafter defined), the proper officers of Company and Sub shall execute and acknowledge appropriate certificates of merger that shall be filed with the Kansas Secretary of State on the first business day following the Closing Date, all in accordance with the Kansas General Corporation Code (the "KGCC"). The Merger shall become effective on the first day of the first calendar month following the Closing Date (the "Effective Time"). The closing shall be on a day (the "Closing Date") within forty-five (45) days following the satisfaction or waiver, to the extent permitted hereunder, of the conditions to the consummation of the Merger specified in Articles VII and VIII of this Agreement at 10:00 a.m. at Gold Banc Corporation, 11301 Nall

Avenue, Leawood, Kansas, which day shall be specified by notice from Gold to Company (such notice to be at least five (5) days in advance of such Closing
Date).

     1.3 The Articles of Incorporation. The Articles of Incorporation and By-Laws of Sub as in effect immediately prior to the Effective Time shall be and remain the Articles of Incorporation and By-Laws of the surviving corporation from and after the Effective Time until amended as provided by law and the officers and directors of Sub shall continue as the officers and directors of the surviving corporation from and after the Effective Time.

     1.4 Effect of Company Merger. Subject to Kansas law, at the Effective Time (a) Sub shall possess all assets and property of every description, and every interest therein, wherever located, and the rights, privileges, immunities, powers, franchises, and authority, of a public as well as of a private nature, of Company and all obligations belonging to or due each of Company and Sub shall be vested in Sub without further act or deed; (b) title to any real estate or any interest therein vested in Company shall not revert or in any way be impaired by reason of the Company Merger; (c) all rights of creditors and all liens on any property of the Company shall be preserved unimpaired; and
(d) Sub shall be liable for all the obligations of Company, and any claim existing, or action or proceeding pending, by or against either of Company or Sub, may be prosecuted to judgment with the right of appeal, as if the Company Merger had not taken place.

     1.5 Further Assurances. If at any time after the Effective Time, Sub shall consider it advisable that any further conveyances, agreements, documents, instruments or assurances of law or any other actions or things are necessary or desirable to vest, perfect, confirm, or record in Sub the title to any property, rights, privileges, powers, or franchises of the Company, the Board of Directors and officers of Sub shall, and will be authorized to, execute and deliver in the name and on behalf of Sub or otherwise, any and all proper conveyances, agreements, documents, instruments, and assurances of law and do all things necessary or proper to vest, perfect, or confirm title to such property, rights, privileges, powers and franchises in Sub, and otherwise to carry out the provisions of this Agreement.

                                   ARTICLE II
                        PROVISIONS OF MERGER TRANSACTION
                        --------------------------------

     2.1 Effect of Merger on Sub Stock. Each share of common stock, $1.00 par value per share, of Sub ("Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding at the Effective Time, and shall be unaffected by the Company Merger.

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     2.2  Conversion of the Company Shares in the Company Merger.  At the
Effective Time, by virtue of the Merger and without any action on the part of any holder thereof:

          (a) Each outstanding share of common stock, $100.00 par value per share of the Company, including any and all shares which are held in the treasury of the Company or held by the Company or any subsidiary of the Company other than as trustee, fiduciary, nominee or some similar capacity ("Company Common Stock") shall be canceled and retired and shall cease to exist from and after the Effective Time, and no cash or other consideration shall be delivered in exchange therefore;

          (b) Each outstanding share of Company Common Stock, shall be converted into that fraction of a share (rounded to the nearest 1/1000th of a share) of Gold Common Stock, as defined in Section 3.6 below, equal to the quotient derived from dividing the Common Per Share Amount by the average of the closing sales prices of Gold Common Stock as reported by the National Association of Securities Dealers Automated Quotation National Market System ("NASDAQ") on each of the ten (10) consecutive trading days preceding the third trading day prior to the Effective Time, (the "Average Gold Price").

          (c) The "Common Per Share Amount" shall equal (i) $9,250,000.00 less any amounts paid by Company, Bank or Investment (as hereinafter defined) with respect to the expenses payable by the shareholders of Company pursuant to
Section 11.1 hereinafter, (ii) divided by 25,350.

     2.3  Exchange of Certificates.

          (a) Gold, on behalf of Sub, shall make available to Exchange National Bank, which is hereby designated as exchange agent (the "Exchange Agent"), at and after the Effective Time, such number of shares of Gold Common Stock as shall be issuable to the holders of Company Common Stock in accordance with
Section 2.2 hereof. As soon as practicable after the Closing Date, Gold on behalf of the Exchange Agent shall mail to each holder of record of a certificate that immediately prior to the Closing Date represented outstanding shares of Company Common Stock (i) a form letter of transmittal and (ii) instructions for effecting the surrender of certificates of Company Common Stock for exchange into certificates of Gold Common Stock.

          (b) Notwithstanding any other provision herein, no fractional shares of Gold Common Stock and no certificates or script therefor or other evidence of ownership thereof will be issued. All fractional shares of Gold Common Stock to which a holder of Company Common Stock would otherwise be entitled to under
Section 2.2 hereof shall be aggregated. If a fractional share results from such aggregation, such shareholder shall be entitled, after the Effective Time and upon the surrender of such

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shareholder's certificate or certificates representing shares of Company Common
Stock, to receive from the Exchange Agent an amount in cash in lieu of such fractional share equal to the product of such fraction and the Average Gold Price. Gold, on behalf of Sub, shall make available to the Exchange Agent, as required from time to time, any cash necessary for this purpose.

     2.4 Closing of the Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Common Stock shall thereafter be made.

     2.5 Dividends. No dividends or other distributions that are declared after the Effective Time with respect to Gold Common Stock payable to holders of record thereof after the Effective Time shall be paid to the Company shareholders entitled to receive certificates representing Gold Common Stock until such shareholders surrender their certificates. Upon such surrender, there shall be paid to the shareholder in whose name the certificates representing such Gold Common Stock shall be issued any dividends which shall have become payable with respect to such Gold Common Stock between the Effective Time and the time of such surrender, without interest. After such surrender there shall also be paid to the shareholder in whose name the certificates representing such Gold Common Stock shall be issued any dividend on such Gold Common Stock that shall have (a) a record date subsequent to the Effective Time and prior to such surrender and (b) a payment date after such surrender, and such payment shall be made on such payment date. In no event shall the shareholders entitled to receive such dividends be entitled to receive interest on such dividends.

     2.6 Shareholders' Approval. Company agrees to submit this Agreement and the transactions contemplated hereby to its shareholders for approval to the extent required and as provided by law and the Articles of Incorporation and By-
Laws of Company.   A shareholders' meeting of Company shall be held and Company shall use its reasonable best efforts to take all steps as shall be required for said meeting to be held as soon as reasonably practicable after the effective date of the Registration Statement (as defined in Section 10.1 hereof). Company and its Board of Directors shall recommend that the shareholders of Company approve this Agreement and the transactions contemplated hereby and shall use their reasonable best efforts to secure such approval.

     2.7 Dissenting Shares. Notwithstanding anything to the contrary contained in this Agreement, to the extent appraisal rights are available to the Company's shareholders pursuant to the KGCC, any shares held by a person who objects to the Merger, whose shares were not entitled to vote or were not voted in favor of the Merger and who complies with all of the provisions of the KGCC concerning the rights of such person to dissent from the Merger and to require appraisal of such person's shares and who

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has not withdrawn such objection or waived such rights prior to the Closing Date
("Company Dissenting Shares") shall not be converted pursuant to Section 2.2 but shall become the right to receive such consideration as may be determined to be due to the holder of such Company Dissenting Shares pursuant to the KGCC, including, if applicable, any costs determined to be payable by Bank to the holders of the Company Dissenting Shares pursuant to an order of the district court in accordance with the KGCC. Notwithstanding the foregoing, as set forth hereinafter, the obligation of Gold to close on this transaction is contingent upon the total required cash payments due Company's shareholders totaling less than 5% of the total consideration being provided by Gold to Company as consideration for this merger.

     2.8 Earnest Money Deposit. Concurrent with the execution hereof or as soon as reasonably possible after the execution hereof, Sub shall deposit with Exchange National Bank, Leawood, Kansas, as Escrow Agent (the "Escrow Agent") the sum of $100,000.00 representing an Earnest Money Deposit (the "Earnest Money Deposit"). Sub and the Company agree to execute an Escrow Agreement containing terms and conditions reasonably acceptable to Escrow Agent, Sub and the Company. In the event the transactions described herein close in accordance with the terms hereof, then at the time of such closing, the Earnest Money Deposit, and all interest earned thereon shall be returned to Sub. If this transaction does not close as a result of the failure of any one or more of the conditions precedent set forth in Article VII hereinafter, then the Earnest Money Deposit and all interest thereon shall be returned to Sub. Likewise, if this transaction does not close as a result of a breach by the Company of any of its obligations hereunder, then in addition to all other rights and remedies, the Sub may recover the Earnest Money Deposit. However, if the Company has performed all of its obligations hereunder, is not in breach of any warranty or representation herein contained, and all conditions precedent have been met or waived in writing by Sub, but Gold and Sub fail to close this transaction, then the Company shall be entitled to the Earnest Money Deposit and all interest earned thereon as liquidated damages and not as a penalty. Forfeiture of the Earnest Money Deposit to the Company shall be the Company's sole remedy in the event Gold and Sub do not perform their obligations hereunder notwithstanding the fact that the Company has complied with all of its obligations hereunder and all conditions precedent have been met or waived in writing by Sub. Sub and the Company shall evenly divide any expenses charged by the Escrow Agent. The Company's share of such expenses shall be included in the expenses they are obligated to pay under Section 11.1 hereinafter.

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                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF GOLD AND SUB
                 ----------------------------------------------

     Except as set forth on the Gold Disclosure Schedule attached hereto, Gold and Sub, jointly and severally, hereby represent and warrant as follows:

     3.1  Organization and Authority.

          (a) Gold is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas with the corporate power and authority to own its properties and conduct its business as it is now being conducted and is duly registered as a bank holding company under the provisions of the Bank Company Act of 1956, as amended.

          (b) Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas. Sub has the corporate power to enter into and perform this Agreement and the execution, delivery and performance of this Agreement by Sub and the consummation by Sub of the transactions contemplated hereby have been duly authorized by its Board of Directors and by Gold as the sole shareholder of Sub.

     3.2 Authority. Gold has all requisite corporate power and authority to enter into this Agreement, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Gold. This Agreement has been duly executed and delivered by Gold, and assuming due execution and delivery by Company, constitutes a valid and binding obligation of Gold, enforceable in accordance with its terms subject to applicable conservatorship, receivership, bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (including without limitation specific performance), whether applied in a court of law or a court of equity.

     3.3 Shareholder Approval. The shareholders of Gold are not required to approve this Agreement.

     3.4 No Violations. Subject to approval by the appropriate regulatory agencies, the execution, delivery and performance of this Agreement by Gold and Sub do not, and the consummation of the transactions contemplated hereby will not, constitute (i) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Gold or any subsidiary or to which Gold or any subsidiary (or any of their respective properties) is subject, (ii) a breach or violation of, or a default under, the articles of incorporation, charter or bylaws of Gold or any subsidiary of Gold or (iii) a breach or

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violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of Gold under any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which Gold is a party, or to which any of its respective properties or assets may be bound or affected.

     3.5 Consents. Except as disclosed herein, no filing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Gold of the Merger or the other transactions contemplated by this Agreement.

     3.6 Capital Stock of Gold. Gold has authorized capital stock consisting of (a) 7,500,000 shares of common stock, $1.00 par value ("Gold Common Stock"), of which 4,300,000 shares were issued and outstanding on March 31, 1997, and (b) 7,500,000 shares of preferred stock for which no par value has as yet been established and of which there are no shares issued and outstanding. All of the issued and outstanding shares of Gold Common Stock are validly issued, fully paid and non-assessable. Holders of Gold Common Stock do not have any preemptive rights with respect to the issuance of additional authorized shares of Gold Common Stock.

     3.7 Government Regulation. Gold and its subsidiaries hold all material licenses, certificates, permits, franchises and rights from all appropriate federal, state or other public authorities necessary for the lawful conduct of their respective businesses and ownership of their respective properties. Gold and its subsidiaries have substantially complied with all material federal, state and local statutes, regulations, ordinances or rules applicable to the ownership of their respective properties or the conduct of their respective businesses.

     3.8 Financial Statements. The consolidated balance sheets of Gold as of December 31, 1996, the consolidated statement of earnings for the year ended December 31, 1996, and all related schedules and notes to the foregoing, all of which have been delivered to Company, have been certified by KPMG Peat Marwick LLP, independent certified public accountants. All of the foregoing financial statements have been prepared in accordance with generally accepted accounting principles and practices which were applied on a consistent basis, are correct and complete and fairly and accurately present the financial position, results of operation and changes of financial position of Gold as of their respective dates and for the periods indicated. From December

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31, 1996 until the date hereof, there has been no material adverse change in the financial condition, properties or assets of Gold.

     3.9 SEC Reports. Gold's Report on Form 10-KSB for year ended December 31, 1996, filed with the Securities and Exchange Commission and all subsequent reports and proxy statements filed by Gold thereafter pursuant to Section 13(a) or 14(a) of the Securities Exchange Act of 1934 do not and will not contain a misstatement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading as of the time the document was filed. Since the filing of such Report on Form 10-KSB, no other report, proxy statement, or other document has been required to be filed by Gold pursuant to Section 13(a) or 14(a) of the Securities Exchange Act of 1934 which has not been filed. Gold has delivered to Company the Form 10-KSB for the fiscal year ended December 31, 1996.

     3.10 Status of Gold Common Stock to be Issued. The shares of Gold Common Stock into which the Company Common Stock are to be exchanged or converted pursuant to this Agreement will be, when delivered as specified in this Agreement, validly authorized and issued, fully paid and non-assessable, and registered pursuant to an effective registration statement under the Securities Act of 1933, as amended, or any successor federal statute and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time (the "Securities Act").

     3.11 Legal Proceedings. There are as of the date hereof no actions, suits, claims, demands or other proceedings or investigations, either judicial or administrative, pending or, to the knowledge of Gold, threatened against or affecting the properties, assets, rights or business of Gold or the right to carry on or conduct its business, nor are there to the knowledge of Gold any grounds therefor, which, if adversely determined, would have a Material Adverse Effect on the business, operations, properties or financial condition of Gold. There are as of the date hereof no actions, suits, claims, demands or other proceedings or investigations, either judicial or administrative, pending or, to the knowledge of Gold, threatened which will or could prevent or interfere with the consummation of the transactions contemplated by this Agreement.

     3.12 Taxes. Gold and Sub have timely filed all tax returns required to be filed by them, and have timely paid and discharged any Taxes due in connection with all such tax returns. To the best knowledge of Gold, the liability for taxes set forth on each such tax return adequately reflects the Taxes due with respect to such returns. Neither the Internal Revenue Service nor any other taxing authority is now asserting, either through audits, administrative proceedings, court proceedings or otherwise any deficiency or claim for additional Taxes against Gold or Sub.

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Neither Gold nor Sub has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessments of, any tax. There are no tax liens on any of the assets of Gold or Sub.

     3.13 Defaults. Neither Gold nor any of its subsidiaries is in material breach or material default under any agreement or commitment to which Gold or any of its subsidiaries is a party, or under any loan agreement, note, security agreement, guarantee or other document pursuant to or in connection with Gold's or any of its subsidiaries' extension of credit; and, to their knowledge, there has not occurred any event which, after the giving of notice, the lapse of time or otherwise, would constitute any such default under, or result in any such breach of, any such agreement, commitment or extension of credit.

     3.14 Information Supplied. None of the information supplied or to be supplied by Gold and Sub for inclusion or incorporation by reference in (a) the Registration Statement (as defined in Section 11.1) will, at the time the Registration Statement is filed with the Securities and Exchange Commission (the "SEC") and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     3.15 Absence of Adverse Agreements. Neither Gold nor Sub is a party to any agreement or instrument or any judgment, order or decree or any rule or regulation of any court or other governmental agency or authority which materially and adversely affects or in the future may have a Material Adverse Effect on the financial condition, results or operations, assets, business or prospects of Gold or Sub, taken as a whole.

     3.16 Broker's Fees. Neither Gold nor Sub nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF COMPANY
                   -----------------------------------------

     Except as set forth on the Company Disclosure Schedule attached hereto, Company hereby represents and warrants to each of Gold and Sub as follows:

     4.1  Organization and Good Standing.

          (a) Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas with the corporate power and authority to own its properties and conduct its business as it is now being conducted and is duly registered as a bank holding company under the Bank

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Company Act of 1956, as amended. The conduct of Company's business and the ownership of its properties do not require Company to qualify as a foreign corporation in any jurisdiction except where the failure to be so qualified individually or in the aggregate would not materially and adversely affect the business, operations, properties or financial condition of Company and its subsidiary.

          (b) Company has one subsidiary: Peoples National Bank, Clay Center, Kansas ("Bank"), which is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America with the corporate power and authority to carry on its business as it is now being conducted. Bank has one subsidiary: Peoples Investment Subsidiary, Inc. ("Investment") which is a corporation duly organized, validly existing and in good standing under the laws of Kansas with the corporate power and authority to carry on its business as it is now being conducted. Bank and Investment are each duly qualified to do business in each jurisdiction in which they own or leases real property or in which the conduct of their business requires such qualification except where the failure to be so qualified individually or in the aggregate would not materially and adversely affect the business, operations, properties or financial condition of Company, Bank and/or Investment.

     4.2 Authority. Company has all requisite corporate power and authority to enter into this Agreement, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Company. This Agreement has been duly executed and delivered by Company, and assuming due execution and delivery by Gold, constitutes a valid and binding obligation of Company, enforceable in accordance with its terms subject to applicable conservatorship, receivership, bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (including without limitation specific performance), whether applied in a court of law or a court of equity.

     4.3 Shareholder Approval. The Board of Directors of Company has directed or will direct, that this Agreement and the transactions contemplated hereby be submitted to the Company's shareholders for approval at a meeting of such shareholders and, except for adoption of this Agreement by the requisite vote of the Company's shareholders, no other shareholder action is necessary to approve this Agreement and to consummate the transactions contemplated hereby. The Board of Directors will recommend that the shareholders approve the transactions contemplated hereby subject to its fiduciary duties. No approval of a number of outstanding shares of Company, Bank or Investment greater than that required by the relevant statutory provisions is required for approval of this Agreement and the consummation of the transactions contemplated hereby. Approval of this Agreement by the shareholders shall also constitute the acceptance by the shareholders of the indemnification obligation imposed upon them under Section 9.5 hereinafter.

     4.4 No Violations. Subject to approval by the appropriate regulatory agencies, the execution, delivery and performance of this Agreement by Company do not, and the consummation of the transactions contemplated hereby will not, constitute (i) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Company, Bank or Investment or to which Company, Bank or Investment (or any of their respective properties) is subject,
(ii) a breach or violation of, or a default under, the articles of incorporation, charter or bylaws of Company, Bank or Investment or (iii) a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of Company, Bank or Investment under any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which the Company, Bank or Investment is a party, or to which any of their respective properties or assets may be bound or affected.

     4.5 Consents. Except as disclosed herein, no filing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Company of the Merger or the other transactions contemplated by this Agreement.

     4.6 Capitalization. Company has authorized capital stock consisting of 1,000,000 shares of common stock, par value $100.00 per share, of which 25,350 shares are issued and outstanding. All of the issued and outstanding shares of Company Common Stock are validly issued, fully paid and non-assessable. There are no outstanding warrants, options, subscriptions, contracts, rights or other agreements or commitments obligating Company to issue or sell any additional shares of Company Common Stock nor are there outstanding any securities, debts, obligations or rights which are convertible into or exchangeable for shares of Company Common Stock or Preferred Stock. The authorized capital stock of Bank consists of 10,000 shares of common stock, $100.00 par value per share, ("Bank Stock") of which 10,000 shares have been duly and validly issued, are fully paid, and all of which are owned directly by Company free and clear of all liens, encumbrances, equities or claims. There are no outstanding warrants, options, subscriptions, contracts, rights or other arrangements or commitments obligating Company, Bank or Investment to issue or

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sell any additional shares of Bank's capital stock nor are there outstanding any securities, debts, obligations or rights which are convertible into or exchangeable for shares of capital stock or any other equity security of Bank. The authorized capital stock of Investment consists of 100 shares of common stock, $100.00 par value per share ("Investment Stock") of which 100 shares have been duly and validly issued, are fully paid, all of which are owned by Bank. There are no outstanding warrants, options, subscriptions, contracts, rights or other arrangements or commitments obligating Company, Bank or Investment to issue or sell any additional shares of Investment's capital stock nor are there outstanding any securities, debts, obligations or rights which are convertible into or exchangeable for shares of capital stock or any other equity security of Investment.

     4.7 Government Regulation. Company, Bank and Investment hold all material licenses, certificates, permits, franchises and rights from all appropriate federal, state or other public authorities necessary for the lawful conduct of their respective businesses and ownership of their respective properties. Company, Bank and Investment have substantially complied with all material federal, state and local statutes, regulations, ordinances or rules applicable to the ownership of their respective properties or the conduct of their respective businesses.

     4.8 Financial Statements. The Company has previously delivered to Gold and Sub balance sheets for the Company as of March 31, 1997, December 31, 1996 and December 31, 1995, the statements of earnings for the period ended March 31, 1997 and for the years ended December 31, 1996 and December 31, 1995, and all related schedules and notes to the foregoing (collectively the "Company Financial Statements"). Although such statements have not been certified as of the date hereof by independent certified public accountants, the Company Financial Statements have been prepared in accordance with generally accepted accounting principles and practices which were applied on a consistent basis, are correct and complete and fairly and accurately present the financial position, results of operation and changes of financial position of Company as of their respective dates and for the periods indicated. Company has no material liabilities or obligations of a type which would be included in a balance sheet prepared in accordance with generally accepted accounting principles whether related to tax or non-tax matters, accrued or contingent, due or not yet due, liquidated or unliquidated, or otherwise, except as and to the extent disclosed or reflected in the balance sheet of Company as of December 31, 1996, or incurred since December 31, 1996, in the ordinary course of business. From December 31, 1996 until the date hereof, there has been no material adverse change in the financial condition, properties, assets, liabilities, rights or business of Company, Bank or Investment, or in the relationship of Company, Bank or Investment with respect to its employees, creditors, suppliers, distributors, customers or others with whom it has business

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relationships.

     The Company agrees that an independent certified public accountant selected by it (but subject to approval by Gold and Sub) shall conduct an independent audit sufficient to allow certification of the consolidated balance sheet of the Company as of December 31, 1996 and the consolidated statement of earnings for the year then ended. The Company is contributing to the expense of same in accordance with the terms of Section 11.1 hereinafter. The Company agrees to promptly select the independent certified public accountant so that such audit can be completed as quickly as possible in order to facilitate completion of the Registration Statement (as contemplated under Article X hereinafter) and obtaining requisite regulatory approval.

     4.9 Legal Proceedings. There are as of the date hereof no actions, suits, claims, demands or other proceedings or investigations, either judicial or administrative, pending or, to the knowledge of Company, threatened against or affecting the properties, assets, rights or business of Company, Bank or Investment or the right to carry on or conduct their respective businesses, nor are there to the knowledge of Company any grounds therefor. There are as of the date hereof no actions, suits, claims, demands or other proceedings or investigations, either judicial or administrative, pending or, to the knowledge of Company, threatened which will or could prevent or interfere with the consummation of the transactions contemplated by this Agreement.

     4.10 Title to Assets. Except for securities pledged to secure public funds deposits or subject to customer repurchase agreements entered into in the ordinary course of business, and leased property discussed below, Company, Bank and Investment have good and marketable title to and possession of all of their respective real and personal properties and assets, in each case free and clear of any liens, restrictions, encumbrances, rights, title and interests of others, except for other real estate owned and except as reflected on their respective financial statements and except for the lien of current taxes, covenants and restrictions of record, and other minor imperfections of title not affecting marketability, which liens, covenants, restrictions and imperfections do not materially affect the value of such property and do not interfere with the use made of such property by Company, Bank and Investment. The real and personal properties and assets held under lease by Company, Bank and Investment are held by them under valid, subsisting and enforceable leases with such exceptions as do not interfere with the use made of such properties and assets by Company, Bank and Investment. No consent is necessary under the terms of any such lease in connection with the consummation of the transactions contemplated hereby.

     4.11 Undisclosed Liabilities. As of the date hereof, neither Company, Bank nor Investment have any debt, liability or obligation (whether accrued, contingent, absolute or otherwise) known to any of such corporations of the nature which would customarily be included in a corporate balance sheet or the notes thereto prepared in accordance with generally accepted accounting principles that is not reflected or reserved against in the Company Financial Statements or was not incurred in the ordinary course of their business.

     4.12 Taxes. The Company, Bank and Investment have timely filed all Tax Returns required to be filed by them, and the Company, Bank and Investment have timely paid and discharged all Taxes due in connection with or with respect to the filing of such Tax Returns and have timely paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings and with respect to which the Company is maintaining reserves adequate for their payment. To the best knowledge of the Company, the liability for Taxes set forth on each such Tax Return adequately reflects the Taxes required to be reflected on such Tax Return. Neither the IRS nor any other governmental entity or taxing authority or agency is now asserting, either through audits, administrative proceedings, court proceedings or otherwise, or, to the best of Company's knowledge, threatening to assert against Company, Bank or Investment any deficiency or claim for additional Taxes. Neither the Company, Bank nor Investment has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. There are no tax liens or any assets of the Company, Bank or Investment. Neither the Company, Bank nor Investment has received a ruling or entered into an agreement with the Internal Revenue Service or any other governmental entity or taxing authority or agency that would have a Material Adverse Effect (as defined below) on the Company, Bank or Investment, taken as a whole, after the Effective Time. For purposes of this Agreement, "Material Adverse Effect" with respect to the Company, Bank or Investment means an effect that: (1) is materially adverse to the business, financial condition, results of operations or prospects of the Company, Bank or Investment taken as a whole; (2) significantly and adversely affects the ability of the Company, Bank or Investment to consummate the transactions contemplated by this Agreement by the Closing Date or to perform their material obligations under this Agreement; or (3) enables any persons to prevent the consummation by the Closing Date of the transactions contemplated by this Agreement. The accruals and reserves for taxes reflected in the Company's Balance Sheet are adequate to cover all Taxes accruable by the Company and its subsidiaries on a consolidated basis through the date thereof (including Taxes being contested) in accordance with generally accepted accounting principles. For purposes of this provision, "Tax" or "Taxes" shall mean all taxes, charges, fees, levies and other governmental assessments and impositions of any kind, payable to any federal, state, local or foreign governmental entity or taxing authority or agency including, not by way of limitation, all income, franchise, profits, gross receipts, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, worker's compensation, unemployment compensation, utility, excise, severance, production, occupation, transfer and gains taxes, as well as any interest, penalties and additions to tax imposed with respect thereto. "Tax Returns" shall mean returns, reports and information statements with respect to Taxes required to be filed with the Internal Revenue Service or any other governmental entity or taxing authority or agency, whether federal, state or local and whether domestic or foreign.

     4.13 Contracts. Neither Company, Bank nor Investment is party to or bound by any:

          (a) employment contract or letter or other writing relating to employment;

          (b) bonus, deferred compensation, savings, profit sharing, severance pay, pension or retirement plan or arrangement;

          (c) material lease or license with respect to any property, real or personal, whether Company, Bank or Investment is landlord or tenant, licensor or licensee, involving a liability or obligation of Company, Bank or Investment as obligor in excess of $5,000 on an annual basis or over the life of the lease or license.

          (d) agreement, contract or indenture relating to the borrowing of money by Company or any subsidiary, excluding deposit obligations, obligations under certificates of deposit, letters of credit, items in the process of collection, commitments to loan or discount, endorsements made for collection and guarantees made in the ordinary course of business;

          (e) agreement with any present or former officer, director or shareholder of Company, Bank or Investment; or

          (f) except as listed in the disclosure statement, other contract, agreement or other commitment which is material to the business, operations, property, prospects or assets or to the condition, financial or otherwise, of Company, Bank or Investment or which involve a payment by Company, Bank or Investment of more than $1,000 in one year over the life of such contract, agreement or commitment.

     4.14 Regulatory Reports; Examinations. Company, Bank and Investment have timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, with all governmental or regulatory authorities, agencies, courts, commissions or other entity ("Governmental Entity") and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Governmental Entity in the regular course of the business of Company, Bank and Investment, no Governmental Entity has initiated any proceeding or, to the best knowledge of Company, investigation into the business or operations of Company, Bank or Investment. There is no unresolved material violation, criticism, or exception by any Governmental Entity with respect to any report or statement relating to any examinations of Company, Bank or Investment. Company has provided or made available to Gold all reports of examinations conducted by any Governmental Entity with respect to Company, Bank and/or Investment, and all correspondence between Company, Bank and/or Investment and any Governmental Entity during the preceding ten (10) years.

     4.15  Conduct.  From December 31, 1996 until the date hereof:

          (a) There has been no material adverse change in the financial condition of, or in the properties, assets, liabilities, rights or business, taken as a whole, of Company, Bank or Investment or in the relationship of Company, Bank or Investment with respect to their employees, creditors, suppliers, distributors, customers or others with whom they have business relationships.

          (b) The business affairs of Company, Bank and Investment have been conducted and carried on only in their ordinary and regular course of business, and Company, Bank and Investment have not incurred or become subject to any liabilities or obligations other than those incurred in their ordinary course of business, those incurred pursuant to existing contracts disclosed pursuant to
Section 4.14 and those incurred pursuant to commitments permitted hereby.

          (c) Neither Company, Bank nor Investment have entered into any employment contract with any director, officer or salaried employee, paid any or made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any of their officers, employees or directors, increased the rate of compensation, if any, or instituted or made any material increase in any officer's, employee's or director's welfare, retirement or similar plan or arrangement, other than merit increases made in accordance with past practices and procedures which have not exceeded the greater of $3,000 or 5% on an annual basis for any one individual.

     4.16 Compliance with ERISA. Neither Company, Bank nor Investment has established, maintained or contributed at anytime during the five-year period ending as of the Effective Time to any employee benefit plan (as defined in Sections 3(3) or 3(37) of the Employment Retirement Income Security Act of 1974 ("ERISA")) or any other plan with respect to which any governmental filings are required, except for the plans listed on Schedule 4.17 (collectively, the "Plans"). A true and accurate copy of each of the Plans, any related trust agreements and each of the amendments thereto has been provided to Gold together with (i) all determination letters received in respect of any qualified plans, and (ii) all required reports and supporting schedules filed with any government agency in respect of the Plans for the three most recent years ending on or before the Effective Time. To Company's knowledge as sponsor of the Plans, the Plans and each fiduciary (as defined in Section 3(21) of ERISA) of the Plans are in compliance in all material respects with all applicable requirements (including nondiscrimination requirements in effect as of the Effective Time) of the Internal Revenue Code of 1986 ("Code"), including, but not limited to, Sections 79, 105, 106, 125, 401, 501, and 4975 of the Code. For purposes of this Section 4.17, noncompliance with the Code or ERISA is material of such noncompliance could have a Material Adverse Effect on the condition of one or more of the Plans or of Company, Bank or Investment, either as of the Effective Time or upon discovery of the noncompliance. To Company's knowledge as sponsor of the Plans, all required contributions to the Plans through the Effective Time have been made. To Company's knowledge as sponsor of the Plans, Company, Bank and Investment (each with respect to the Plans), as well as the Plans, have no material current or threatened liability of any kind to any person, including but not limited to any government agency, now or as of the Effective Time, other than for the payment of benefits in the ordinary course.

     4.17 Information Supplied. None of the information supplied or to be supplied by Company for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement will, at the date of mailing to stockholders and at the times of the meetings of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, other than information supplied by Gold or Sub.

     4.18 Defaults. Neither Company, Bank nor Investment is in material breach or material default known to either under any agreement or commitment to which the Company, Bank or Investment is a party, or under any loan agreement, note, security agreement, guarantee or other document pursuant to or in connection with the Company's, Bank's or Investment's extension of credit; and to their knowledge there has not occurred any event which, after the giving of notice, the lapse time or otherwise, would constitute any such default under, or result in any such breach of, any such agreement, commitment or extension of credit.

     4.19 Insurance. Complete and correct copies of all material policies of fire, product or other liability, workers' compensation and other similar forms of insurance owned or held by Company, Bank and Investment have been delivered or made available to Gold. Subject to expirations and renewals of insurance policies in the ordinary course of business, all such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date as of which this representation is being made have been paid (other than retrospective premiums which may be payable with respect to worker's compensation insurance policies), and no notice of cancellation or termination has been received with respect to any such policy. Such policies are and shall remain valid, outstanding and enforceable policies, and will not be terminated prior to the Effective Time. To the best knowledge of Company, the insurance policies to which Company, Bank or Investment are parties are sufficient for compliance with all material requirements of law and all material agreements to which Company, Bank or Investment are parties and will be maintained by Company, Bank and Investment until the Effective Time. Neither Company, Bank nor Investment has been refused any insurance with respect to any material assets or operations, nor has coverage been limited in any respect material to their operations by any insurance carrier to which they have applied for any such insurance or with which they have carried insurance during the last five (5) years.

     4.20 Absence of Adverse Agreements. Neither the Company, Bank nor Investment is a party to any agreement or instrument or any judgment, order or decree or any rule or regulation of any court or other governmental agency or authority which materially and adversely affects or in the future may have a Material Adverse Effect on the financial condition, results or operations, assets, business or prospects of the Company, Bank or Investment, taken as a whole.

     4.21 Internal Controls and Records. The Company, Bank and Investment maintain books of account which accurately and validly reflect, in all material respects, all loans, mortgages, collateral and other business transactions and maintain accounting controls sufficient to ensure that all such transactions are
(a) in all material respects, executed in accordance with its management's general or specific authorization, and pursuant to Company's, Bank's and Investment's documented policies and procedures, and (b) recorded in conformity with generally accepted accounting principles. Company has furnished to Gold all of Company's, Bank's and Investment's written internal policies and procedures which are identified on the Company's Disclosure Schedule.

     4.22 Loans. (a) Bank is not a party to any written or oral loan agreement, note or borrowing arrangement which has been classified as "substandard", "doubtful," "loss," "other loans especially mentioned" or any comparable classifications by Company, Bank, Investment or banking regulators; (b) neither Company, Bank nor Investment is a party to any written or oral loan agreement, note, or borrowing arrangement, including any loan guaranty, with any director or executive officer of Company, Bank or Investment, or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing; (c) to the best knowledge of Company neither Company, Bank nor Investment is a party to any written or oral loan agreement, note or borrowing arrangement in violation of any law, regulation or rule of any governmental authority.

     4.23 Environmental Laws. The operations of Company, Bank and Investment comply with all applicable past and present federal, state and local environmental statutes and regulations and neither the condition of any property owned by Company, Bank and/or Investment nor the operation of the business of any of such three entities violates any applicable federal, state or local environmental statute or regulation. None of the operations of Company, Bank or Investment is subject to any judicial or administrative proceeding alleging the violation of any federal, state or local environmental health or safety statute or regulation nor is it the subject of any claim alleging damages to health or property pursuant to which the Company, Bank or Investment may be liable. None of the operations of nor any of the properties owned by Company, Bank or Investment is the subject of any federal, state or local investigation in evaluating whether any remedial action is needed to respond to a release or threatened release of any hazardous waste or substance from whatever source. No condition or event has occurred which, with notice or the passage of time or both, would constitute a violation of any federal, state or local environmental law and at no time has the Company, Bank or Investment stored or used any pollutants, contaminants or hazardous or toxic waste, substances or materials on or at any location owned by Company, Bank or Investment. There are no underground storage tanks now or heretofore located on any real property owned by Company, Bank or Investment. Neither Company, Bank nor Investment has ever been notified by either a federal, state or local governmental authority, or any private party, that Company, Bank or Investment is a potentially responsible party for remedial costs spent addressing the release, or threat of a release, of a hazardous substance and to the environment pursuant to the Comprehensive Environmental Response, Compensation or Liability Act, 42 U.S.C. (S)(S) 9601, et seq. or any corresponding state law.

     Gold may obtain at its option expense on or prior to 120 days following the date hereof an environmental audit of all properties and assets of Company, Bank and Investment whether directly owned or classified as other real estate owned. Such environmental audit shall constitute a part of the due diligence process, should Gold choose to pursue it, and if Gold determines in its sole discretion that such environmental audit has not been completed to its reasonable satisfaction or reflects the potential of an environmental problem with respect to any of the properties or assets of Company, Bank or Investment, then Gold may deem the due diligence unsatisfactory and terminate this Agreement under the terms of Section 9.1 hereinafter.

     4.24 Broker's Fees. Neither Company, Bank nor Investment nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement.

     4.25 Labor Matters. (a) To the best knowledge of Company, Company, Bank and Investment are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice; (b) there is no unfair practice complaint against Company, Bank or Investment pending before the National Labor Relations Board; (c) there is no labor strike, dispute, slowdown, representation campaign or work stoppage actually pending or threatened against or affecting Company, Bank or Investment; (d) no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim therefor has been asserted against Company, Bank or Investment; and
(e) neither Company, Bank nor Investment is experiencing any material work stoppage.

     4.26 Full Disclosure. No statement contained in any document, certificate, or other writing furnished or to be furnished by or at the direction of Company to Gold in, or pursuant to the provisions of, this Agreement contains or shall contain any untrue statement of a material fact or omits or shall omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                                   ARTICLE V
                             COVENANTS OF COMPANY
                             --------------------

     5.1 Affirmative Covenants of the Company. Unless the prior written consent of Gold shall have been obtained, and which consent will be given or denied within 3 business days of receipt of written request for such consent, and except as otherwise expressly contemplated herein, the Company shall and shall cause Bank to (i) operate its business only in the usual, regular, and ordinary course, (ii) preserve intact its business organization and assets and maintain its rights and franchises; and (iii) take no action which would (a) materially adversely affect the ability of any party to obtain any consents required for the transactions contemplated hereby without imposition of a condition or restriction which would prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or (b) materially adversely affect the ability of any party to perform its covenants and agreements under this Agreement.

     5.2 Negative Covenants of the Company. Except as specifically permitted by this Agreement, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, the Company covenants and agrees that it will not do or agree to commit to do, or permit Bank to do or agree to commit to do, any of the following without the prior written consent of Gold, which consent shall not be unreasonably withheld and which consent will be given or denied within 3 business days of receipt of written request for such consent:

          (a) make any single loan (or series of loans to the same or related entities or persons) or any commitment (verbal or written) for a loan (or series of commitments to the same or related entities or persons) in an amount greater than $250,000.00 other than renewals of existing loans or commitments to loan;

          (b) purchase or invest in any securities, other than U.S. government obligations or other securities backed by the full faith and credit of the United States having a maturity of not more than two years from the date of purchase;

          (c) amend or adopt any employee benefit plan, and will not grant any increase in the rates of pay of their employees or any increase in the compensation payable or to become payable, if any, to any director, officer, employee or agent thereof, or contribute to any pension plan or otherwise increase in any amount the benefits or compensation of any such directors, officers or employees of Company, Bank or Investment under any pension plan or other contract or commitment except for merit increases in accordance with past practices;

          (d) make any capital expenditure or enter into any material contract or commitment (except loan commitments as permitted in Subparagraph (a) of this Section 5.2); involving an obligation or commitment in excess of $5,000 or engage in any transaction not in their usual and ordinary course of business and consistent with past practices;

          (e) declare or pay any dividend or make any other distribution in respect of any capital stock of Company, Bank or Investment, split, combine or reclassify any shares of its capital stock or, directly or indirectly, redeem, purchase or otherwise acquire any share of the capital stock of the Company, Bank or Investment;

          (f) amend the Articles of Incorporation or By-Laws of each of the Company, Bank or Investment or make any change in the authorized, issued or outstanding capital stock (or any change in the par value thereof) of Company, Bank or Investment;

          (g) acquire or purchase any assets of or make any investment in any financial institution other than the purchase of loans or participations therein in the ordinary course of business, but subject to Section 5.2(a);

          (h)  enter into any new line of business;

          (i) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, which would be material, individually or in the aggregate, to Company, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructuring in the ordinary course of business consistent with prudent banking practices;

          (j) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VII not being satisfied, or in a violation of any provisions of this Agreement except, in every case, as may be required by applicable law;

          (k) change its methods of accounting except as required by changes in generally accepted accounting principles ("GAAP") or regulatory accounting principles as concurred to by the Company's independent auditors;

          (l) other than activities in the ordinary course of business consistent with prior practice, sell, lease, encumber, assign or otherwise dispose of, any of its material assets in excess of $5,000.00, properties or other rights of agreements;

          (m) file any application to relocate or terminate the operations of any banking office;

          (n) make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructuring in the ordinary course of business consistent with prudent banking practices;

          (o) create, renew, amend or terminate or give notice of a proposed renewal, amendment or termination of, any material contract, agreement or lease for goods, services or office space to which the Company, Bank or Investment is a party or by which the Company, Bank or Investment or their respective properties is bound; or

           (p) make any new loan or new extension of credit, or commit to make any such loan or extension of credit, to any director or officer of the Company, Bank or Investment without giving Gold three days' notice in advance of the Company's, Bank's or Investment's approval of such loan or extension of credit or commitment relating thereto.

     5.3 Inspection. Between the date hereof and the Closing Date and upon reasonable notice, and with the prior consent of James P. Fawcett, Gold and its authorized representatives shall be permitted full access during all business hours to all properties, books, records, contracts and documents of Company Bank and Investment. The Company shall furnish to Gold and its authorized representative all information with respect to the affairs of Company, Bank and Investment as Gold may reasonably request.

     5.4 Financial Statements and Call Reports. From and after to date thereof, Company shall deliver to Gold monthly reports of condition and income statements of Company, Bank and Investment and shall deliver to Gold copies of the call reports for Bank as filed with any regulatory agency promptly after such filing.

     5.5 Right to Attend Meetings. Company, Bank and Investment shall allow a representative of Gold to attend as an observer all meetings of the Board of Directors of Company, Bank and Investment and all meetings of the committees of each such board, including, without limitation, the audit and executive committees thereof and any other meetings of Company, Bank or Investment officials at which policy is being made. Company, Bank and Investment shall give reasonable notice to Gold of any such meeting and, if known, the agenda for or business to be discussed at such meeting. Company, Bank and Investment shall provide to Gold all information provided to the directors on all such boards and committees in connection with all such meetings or otherwise provided to the directors and shall provide any other financial reports or other analyses prepared for senior management of Company, Bank or Investment.

     5.6. Data Processing. Company shall cooperate with Gold in taking those planning actions necessary to be in a position to convert its data processing procedures and formats to procedures and formats used by Gold, if any, as of the Effective Time. Gold shall provide such assistance and consultation as Company may reasonably require in such planning process.

     5.7 No Solicitation. Neither Company, Bank nor Investment nor any affiliates or associates of Company, Bank or Investment acting for or on behalf of Company, Bank or Investment shall, directly or indirectly, make, encourage, facilitate, solicit, assist or initiate any inquiry or proposal, or participate in any negotiations with, or, subject to the provisos to this sentence, provide any information to, any corporation, partnership, agent, attorney, financial adviser, person, or other entity or group (other than (a) Gold, Sub, an affiliate or associate of Gold or

Sub or an officer, employee or other authorized representative of Gold, Sub or such affiliate or associate or (b) the Company's counsel, accountants and financial adviser solely for use in connection with the transactions contemplated hereby) relating to any (i) liquidation, dissolution, recapitalization, merger or consolidation of the Company, Bank or Investment,
(ii) outside the ordinary course of business, sale of a significant amount of assets of the Company, Bank or Investment, (iii) purchase or sale of shares of capital stock of the Company, Bank or Investment, or (iv) any similar transactions involving Company, Bank or Investment, other than the transactions contemplated by this Agreement; provided, however, that the Company may provide information at the request of a third party if the Board of Directors of the Company determines, in good faith, that the exercise of its fiduciary duties to the Company's shareholders under applicable law, as advised in writing by outside counsel reasonably acceptable to Gold and Sub, requires it to take such action, and, provided further, that Company may not, in any event, provide to such third party any information which it has not provided to Gold and Sub. Company shall immediately cease and cause to be terminated any and all such contacts and negotiations with respect to any such transaction. Company shall immediately inform Gold and Sub of any inquiry, proposal or request for information (including the terms thereof and the person making such inquiry) which it may receive in respect of such a transaction.

     5.8 Regulatory Approvals. Subject to the terms and conditions of this Agreement, Company agrees to use its reasonable best efforts to cooperate with Gold in Gold's efforts to secure as expeditiously as practicable all the necessary approvals, regulatory or otherwise, needed to consummate the transactions contemplated herein.

     5.9 Information. Company shall provide such information and answer such inquiries as Gold may reasonably request or make concerning the subject matter of the representations and warranties of Company herein.

     5.10 Tax-Free Reorganization Treatment. Company shall not intentionally take or cause to be taken any action, whether before or after the Effective Time, which would disqualify the Merger or the Exchange as a tax-free "reorganization" within the meaning of Section 368(a) of the Code.

                                   ARTICLE VI
                           COVENANTS OF GOLD AND SUB
                           -------------------------

     6.1 Regulatory Approvals. Subject to the terms and conditions of this Agreement, Gold and Sub agree to use their reasonable best efforts to secure as expeditiously as practicable all the necessary approvals, regulatory or otherwise, needed to consummate the transactions contemplated herein and agree to file applications relating to such approvals within sixty (60) days from the date hereof. Gold and Sub shall provide to Company's counsel a copy of all applications for such approvals and shall keep such counsel or the Company advised of the status of the regulatory review process.

     6.2 Information. Gold and Sub shall provide such information and answer such inquiries, as the Company may reasonably request or make concerning the subject matter of the representations and warranties of Gold and Sub herein.

     6.3 Tax-Free Reorganization Treatment. Neither Gold nor Sub shall intentionally take or cause to be taken any action, whether before or after the Effective Time, which would disqualify the Merger or the Exchange as a tax-free "reorganization" within the meaning of Section 368(a) of the Code.

     6.4 Employee Benefits. Employees of Company, Bank or Investment shall be eligible to participate in all Gold employee welfare benefit plans in accordance with their terms, and for such purpose all service of such employees with the Company, Bank and Investment shall be counted as service with Gold.

                                  ARTICLE VII
                  CONDITIONS PRECEDENT TO GOLD'S OBLIGATIONS
                  ------------------------------------------

     The obligations of Gold and Sub to consummate the transactions hereunder shall be subject to the satisfaction on or before the Closing Date of all of the following conditions, except such conditions as Gold or Sub may waive in writing:

     7.1 Representations, Warranties and Covenants. All representations and warranties of Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except for changes permitted by or contemplated by this Agreement and except to the extent that any such representation or warranty is made solely as of a specified date. Company shall have performed all agreements and covenants in all material respects required by this Agreement to be performed on or prior to the Closing Date and Gold shall have received a certificate signed by the Chief Executive Officer of Company, dated the Closing Date, to the foregoing effect.

     7.2 Material Actions; Debts or Defaults. On the Closing Date, there shall not be: (i) except as set forth on the Company Disclosure Schedule, any actions, suits, claims, demands or other proceedings or investigations, either judicial or administration, pending or, to the knowledge of Company, Bank or Investment, threatened against or affecting the properties, assets, rights or business of Company, Bank or Investment or the right to carry on or conduct their respective businesses; (ii) any debt, liability or obligation of Company, Bank or Investment (whether accrued, contingent, absolute or otherwise) required to be reflected in a corporate balance sheet or the notes thereto that is not reflected or reserved against in their respective financial statements or was not incurred in ordinary course of their respective businesses; or (iii) any material breach or material default of Company, Bank or Investment under any agreement or commitment to which either is a party, or under any loan agreement, note, security agreement, guarantee or other document pursuant to or in connection with the Company's or Bank's extension of credit.

     7.3 Adverse Changes. There will have been no material adverse change in the financial condition of, or in the properties, assets, liabilities, rights or business, taken as a whole, of Company, Bank or Investment, and taking into account for this purpose the proceeds of any applicable insurance.

     7.4 Regulatory Authority Approval. Orders, consents and approvals in form and substance reasonably satisfactory to Gold shall have been entered by or obtained from the appropriate regulatory authorities authorizing consummation of the transactions contemplated hereby pursuant to the provisions of the Bank Holding Company Act and any other applicable federal or state banking regulatory statute or rule and no such order, consent or approval shall be conditioned or restricted in any manner which in the reasonable judgment of Gold would materially adversely affect the operations of or be unduly burdensome to Gold. In addition, all required regulatory approvals to permit the acquisition of the Bank Business shall have been received and any applicable waiting periods shall have been expired.

     7.5 Litigation. At the Closing Date, there shall not be pending or threatened litigation in any court or any proceeding by any governmental commission, board or agency which Gold reasonably believes could reasonably result in restraining, enjoining or prohibiting the consummation of this Agreement.

     7.6 Financial Measures. On the Closing Date, the tier 1 capital of Bank shall be not less than $6,986,135.00 and the reserve for loan and lease loss of Bank shall be not less than $439,328.00, all as determined on the basis of the financial statements of Company and Bank as prepared in accordance with applicable bank holding company and bank regulatory instructions. It is fully understood all future earnings from March 31, 1997 forward including, but not limited to, the GT loan recovery estimated at $315,000.00 shall accrue to the retained earnings or reserves of the Bank, respectively, and shall not result in an increase of any consideration payable by Gold or Sub hereunder.

     7.7 Approval by Shareholders. The shareholders of Company, Bank and Investment shall have duly approved and adopted this Agreement and the other transactions contemplated hereby to the extent required by applicable requirements of law and the Articles of Incorporation and By-Laws of Company, Bank and Investment.

     7.8 Tax Representations. Each shareholder of Company, Bank and Investment owning more than 10% of the outstanding Company Common Stock or Bank Stock shall have made those representations reasonably requested by counsel and necessary to enable them to render the opinion described in Section 7.11 hereof.

     7.9 Affiliate Agreements. Each person who is an "affiliate" (for purposes of Rule 145 under the Securities Act and for pooling-of-interests accounting treatment) of the Company, Bank and Investment at the time this Agreement is submitted to approval of the stockholders of the Company, Bank and Investment shall deliver to Gold a letter in substantially the form set forth in Exhibit 7.9.

     7.10 Satisfactory Due Diligence. Representatives of Company, Bank and Investment have cooperated with Gold, Sub and representatives of Gold and Sub in conducting its due diligence in accordance with the terms of Section 5.3 above.

     7.11 Federal Tax Opinion. Gold shall have received an opinion of Payne & Jones, Chartered, counsel to Gold ("Gold's Counsel"), in form and substance reasonably satisfactory to Gold, dated the Closing Date, the Merger will be treated as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code.

     7.12 Opinion of Counsel. Gold shall have received an opinion of Ryan, Condry & Ryan, L.L.C. ("Company's Counsel") dated the Closing Date in form and substance reasonably satisfactory to Gold covering the matters set out in
Exhibit 7.12 hereto.

     7.13 Qualification for Pooling of Interest Treatment. Gold shall have received an opinion from an accounting firm reasonably acceptable to Gold that this transaction will qualify for pooling of interest accounting treatment and that all conditions applicable thereto (including limitation of cash consideration paid by Gold hereunder and absence of any capital transactions involving any parties hereto) have been met.

     7.14  Average Gold Price. The Average Gold Price as determined under
Section 2.2(b) shall not be less than $10.50 per share.

                                 ARTICLE VIII
                      CONDITIONS PRECEDENT TO OBLIGATION
                      ----------------------------------
                        OF COMPANY, BANK AND INVESTMENT
                        -------------------------------

     The obligations of Company, Bank and Investment to consummate the transactions contemplated hereunder shall be subject to satisfaction on or before the Closing Date of all of the following conditions, except such conditions as Company, Bank and Investment may waive in writing:

     8.1 Representations, Warranties and Covenants. All representations and warranties of Gold contained in this Agreement shall be true in all material respects on and as of the Closing Date, except to the extent that any such representation or warranty is made solely as of a specified date, and Gold shall have performed all agreements and covenants in all material respects required by this Agreement to be performed on or prior to the Closing Date.

     8.2 Regulatory Authority Approval. Orders, consents and approvals in form and substance reasonably satisfactory to Company shall have been entered by or obtained from the appropriate regulatory authorities authorizing consummation of the transactions contemplated by this Agreement pursuant to the provisions of the Bank Holding Company Act and any other applicable federal or state banking regulatory statute or rule.

     8.3 Litigation. There shall not be pending or threatened litigation in any court or any proceeding by any governmental commission, board or agency which Company believes could reasonably result in restraining, enjoining or prohibiting the consummation of the transactions contemplated by this Agreement.

     8.4 Approval by Shareholders. The shareholders of Company, Bank and Investment shall have duly approved and adopted this Agreement and the transactions contemplated hereby to the extent required by applicable requirements of law and the Articles of Incorporation and By-Laws of the Company, Bank and Investment.

     8.5 Adverse Changes. From the date of this Agreement to the Closing Date, there will have been no material adverse change in the financial condition, properties, assets, liabilities, rights, business or prospects of Gold.

                                  ARTICLE IX
                   TERMINATION OF AGREEMENT; INDEMNIFICATION
                   -----------------------------------------

     9.1 Basis for Termination. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing Date: (a) by mutual consent in writing of the parties hereto; (b) by Gold upon written notice to Company if any regulatory approval of the transactions contemplated under the terms of this Agreement shall be denied or if any such regulatory approval shall be conditioned or restricted in any manner which in the reasonable judgment of Gold would materially adversely affect the operations of or would be unduly burdensome to Gold; (c) by Gold or Company if the other party has materially breached this Agreement and has not cured such breach within the earlier of (i) 30 days after the non-breaching party shall have given notice to the breaching party of the existence of such breach or (ii) the Closing Date;
(d) by Gold or Company upon written notice to the other of any other condition imposed for the benefit of such party that shall not have been satisfied or waived prior to the Closing Date; or (e) by either Gold or Company if the Closing Date shall not have occurred by August 31, 1997; provided that the terminating party is not then in material breach of this Agreement and provided further that such delay has not been caused by regulatory action or inaction, whether by banking authorities, the Securities and Exchange Commission, or otherwise, beyond the control of either party. As used in this Section 9.1, actions contemplated as being taken by Gold or the Company must be taken by their respective Board of Directors or the Executive Committee of such Board.

      9.2 Effect of Termination. In the event of termination of this Agreement for any reason set forth in Section 9.1, other than a breach thereof, no party hereto shall have any liability to the other of any nature whatsoever, including any liability for loss, damages or expenses suffered or claimed to be suffered by reason thereof. Further, in the event of termination of this Agreement for any reason set forth in Section 9.1, the Earnest Money Deposit and all interest thereon shall be returned to Sub.

     In the event Gold and Sub have performed all of their obligations hereunder and all conditions precedent to the obligation of Gold and Sub to close have been met or waived in writing by Gold and Sub, but Company fails or otherwise refuses to close, then Gold shall be entitled to enforce the terms hereof by an action seeking specific performance. Such right is not exclusive and sh or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the merger by the stockholders of Company or Sub, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     9.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

      9.5 Indemnification by Company and its Shareholders. Subsequent to the closing hereof, the Company and each of its shareholders jointly and severally agree to indemnify and hold harmless Gold, Sub and the officers, shareholders and directors of each such entity from and against and in respect of any and all damages, losses, diminution of value, or expenses suffered or incurred by any such party (whether as a result of third party claims [whether valid or not], demands, suits, causes of action, proceedings, investigations, judgments or liabilities or otherwise), including costs of investigation in defense and reasonable attorneys' fees assessed, incurred or sustained by or against any of them, with respect to or arising out of any breach of the representations, warranties and/or covenants of the Company set forth herein and in any other agreement or instrument executed by the Company in connection herewith. If this merger is approved by a requisite number of shareholders of Company, then each and every shareholder of Company shall be deemed to have agreed to this indemnification whether or not such shareholder dissents to the terms of the merger, subject to the limitation set forth in
Section 9.7 hereinafter.

     9.6 Indemnification by Gold. Gold agrees to indemnify, defend and hold harmless Company and its shareholders from and against and in respect of any and all damages, losses, diminution of value, or expenses suffered or incurred by Company (whether as a result of third party claims [whether valid or not], demands, suits, causes of action, proceedings, investigations, judgments, liabilities or otherwise), including costs of investigation and defense and reasonable attorneys' fees assessed or incurred or sustained by or against Company or its shareholders, with respect to or arising out of any breach of the representations, warranties and covenants of Gold and Sub set forth herein and in any other agreement or instrument executed by Gold and/or Sub in connection herewith.

     9.7 Limitations on Indemnification. Notwithstanding anything herein contained to the contrary, no person shall be entitled to indemnification under the provisions of this Agreement: (i) unless such party shall have given written notice to the indemnifying party setting forth its claim for indemnification in reasonable detail, and (b) to the extent that the aggregate amount of all indemnification liability under Section 9.5 or Section 9.5, as applicable, exceeds the sum of the total figure reflected in Clause (i) of Section 2.2(c).

     9.8 Procedure for Indemnification. If a party hereto becomes aware of an event which gives rise to a claim for indemnification hereunder, such party shall give the other party prompt notice of any such action, claim, liability, assessment or notice of deficiency received by such party which might result in any liability under this provision. To the extent Gold is giving such notice, notice to Company shall be deemed sufficient to constitute notice to all shareholders. By execution hereof, Company specifically agrees that it shall assume all responsibility for communicating receipt of any such notice to the shareholders of Company. Further, any party who may claim a right of indemnification hereunder agrees to refrain from paying, settling or compromising any such claim for which indemnification may be sought without giving notice of same to the other party. If the other party wishes to contest or defend such third party claim, then the party against whom the claim was made shall be obligated to cooperate fully with such party in contesting and preserving all rights with respect to such contest; provided, however, that if the other party does not wish to challenge or contest such third party claim, then the party against whom the claim was being made by settle same on terms and conditions it deems to be the most favorable it can be obtained and then inserting the indemnification claim against the other party hereto. When giving a notice under this provision, a party may specify a time for a response from the other party as to whether such other party wishes to contest or defend such third party claim. Such deadline for response may be established consistent with the facts and circumstances surrounding the situation. Failure of the other party to respond within such time period shall constitute such other party's decision not to contest or defend such claim. If a party hereunder claims indemnification for a claim other than a third party claim, the party seeking indemnification shall notify the indemnifying party in writing of the basis for such claim setting forth the nature and amount of the damages resulting from such claim. To the extent a party is deemed to have ultimately been responsible for indemnification, then interest shall be deemed to accrue on the unpaid amount of indemnification obligation (at the prime rate of interest announced from time to time by Exchange National Bank, such interest to be calculated based on the actual number of days elapsed from the date each indemnification obligation becomes due and owing until paid in full and based on 365 day year.

                                   ARTICLE X
                             SECURITIES LAWS MATTER
                             ----------------------

     10.1 Registration Statement and Proxy Statement. Gold shall as soon as practicable prepare and file a registration statement on Form S-4 to be filed with the SEC pursuant to the Securities Act for the purpose of registering the shares of Gold Common Stock to be issued in the Merger (the "Registration Statement"). Company, Bank, Investment, Gold and Sub shall each provide promptly to the other such information concerning their respective businesses, financial conditions, and affairs as may be required or appropriate for inclusion in the Registration Statement or the proxy statement to be used in connection with the special stockholders' meetings of Company and to be called for the purpose of considering and voting on the Merger (the "Proxy Statement"). Company, Bank, Investment, Gold and Sub shall each cause their counsel and auditors to cooperate with the other's counsel and auditors in the preparation and filing of the Registration Statement and the Proxy Statement. Gold shall not include in the Registration Statement any information concerning Company, Bank or Investment to which Company, Bank or Investment shall reasonably and timely object in writing. Gold, Sub,

Company, Bank and Investment shall use their reasonable best efforts to have the Registration Statement declared effective under the Securities Act as soon as may be practicable and thereafter Company, Bank and Investment shall distribute the Proxy Statement to their respective stockholders in accordance with applicable laws not fewer than 20 business days prior to the date on which this Agreement is to be submitted to their respective stockholders for voting thereon. If necessary, in light of developments occurring subsequent to the distribution of the Proxy Statement, Company, Bank and Investment shall mail or otherwise furnish to their respective shareholders such amendments to the Proxy Statement or supplements to the Proxy Statement as may, in the reasonable opinion of Gold, Sub, Company, Bank or Investment, be necessary so that the Proxy Statement, as so amended or supplemented, will contain no untrue statement of any material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or as may be necessary to comply with applicable law. Gold and Sub shall not be required to maintain the effectiveness of the Registration Statement after delivery of the Gold Common Stock issued pursuant hereto for the purpose of resale of Gold Common Stock by any person. For a period of at least three years from the Effective Time, Gold shall make available "adequate current public information" within the meaning of and as required by paragraph (c) of Rule 144 adopted pursuant to the Securities Act.

     10.2 State Securities Laws. The parties hereto shall cooperate in making any filings required under the securities laws of any state in order either to qualify or register the Gold Common Stock so it may be offered and sold lawfully in such state in connection with the Merger or to obtain an exemption from such qualification or registration.

     10.3 Publication of Combined Financial Results. Gold will file with the Securities and Exchange Commission a Periodic Report on Form 8-K containing financial statements which include no less than 30 days of combined operations of Gold and Company, ended on a normal closing date, as soon as practicable after the Effective Time unless the first 30 day period of combined operations is reflected in and ends on the normal closing date of an annual report on Form 10-K or quarterly report on Form 10-Q.

                                   ARTICLE XI
                                 MISCELLANEOUS
                                 -------------

     11.1 Expenses. Except as set forth herein, each party shall be responsible for its own expenses in connection with this transaction. Specifically, each party shall be responsible for its own legal and accounting fees and any related costs or charges associates with the negotiation, execution and consummation of this Agreement. However, notwithstanding anything herein contained to the contrary, it is understood and agreed that the shareholders of Company shall pay $25,000.00 of the total cost of (i) the certified audit of the consolidated balance sheet of the Company as of December 31, 1996 and the statement of income for the year then ended and
(ii) the preparation and filing of the Registration Statement and Proxy Statement referenced in Section 10.1 above. If any portion of this $25,000.00 obligation of the shareholders of Company is paid by Company, Bank or Investment (or by Gold or Sub), then such payment shall reduce the total in Clause (i) of
Section 2.2(c) hereinabove. Likewise, if either Gold, Sub, Company, Bank or Investment pays any other expense payable by the shareholders of Company hereunder, then such additional expense paid shall likewise reduce the figure appearing in Clause (i) of Section 2.2(c). To the extent the figure in Clause
(i) of Section 2.2(c) is reduced, the calculated Common Per Share Amount shall be reduced accordingly.

     11.2 Parties in Interest. This Agreement and the rights hereunder are not assignable unless such assignment is consented to in writing by all parties hereto. Except as otherwise expressly provided herein, all of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective heirs, beneficiaries, personal and legal representatives, successors and permitted assigns of the parties hereto.

     11.3 Entire Agreement, Amendments, Waiver. This Agreement contains the entire understanding of Gold, Sub and Company with respect to the Merger and supersedes all prior agreements and understandings, whether written or oral, between them with respect to the Merger contemplated herein. This Agreement may be amended only by a written instrument duly executed by the parties or their respective successors or permitted assigns. Any condition to a party's obligation hereunder may be waived by such party in writing.

     11.4 Notices. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or transmitted by telefacsimile with a copy thereof transmitted by a nationally recognized overnight delivery service or deposited in the United States mail, certified or registered, return receipt requested, postage prepaid, addressed to the parties at the following addresses or at such other address as shall be given in like manner by any party to the other:

If to Company:      Mr. James P. Fawcett
                    Peoples Bancshares, Inc.
                    509 Court, P.O. Box 205
                    Clay Center, KS  67432
                    Telephone:  (913) 632-3171
                    FAX:  (913) 632-6329

with a copy to:     Ryan, Condry & Ryan, L.L.C.

                    509 Court
                    Clay Center, KS  67432
                    Telephone: (913) 632-5666
                    FAX:  (913) 632-6534

If to Gold:         Mr. Michael W. Gullion
                    Gold Banc Corporation, Inc.
                    11301 Nall Avenue
                    Leawood, KS  66211
                    Telephone:  (913) 451-8050
                    FAX:  (913) 451-8004

with a copy to:     Thomas K. Jones
                    Payne & Jones, Chartered
                    P.O. Box 25625
                    Overland Park, KS  66225
                    Telephone:  (913) 469-4100
                    FAX:  (913) 469-8182

     11.5 Law Governing. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Kansas.

     11.6 Further Acts. Gold, Company and Sub agree to execute and deliver on or before the Closing Date such other documents, certificates, agreements or other writings and take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                              GOLD BANC CORPORATION, INC.



                              By/s/ Michael W. Gullion
                                -----------------------------
                                Name:  Michael W. Gullion
                                Title:   President and Chief
                                         Executive Officer

ATTEST:


/s/ Keith E. Bouchey
--------------------------
Secretary


                              GOLD BANC ACQUISITION CORPORATION,
                              INC.

                              By /s/ Michael W. Gullion
                                -----------------------------
                                Name:  Michael W. Gullion
                                Title:   President and Chief
                                         Executive Officer

ATTEST:


/s/ Keith E. Bouchey
-------------------------
Secretary


                              PEOPLES BANCSHARES, INC.



                              By /s/ James P. Fawcett
                                -----------------------------
                                Name: James P. Fawcett
                                Title: President

ATTEST:


/s/ James H. Schulze
-------------------------
Secretary